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                                                             EXHIBIT NUMBER (23)
                                                             TO 1997 FORM 10-K
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 20, 1998, incorporated by reference in Northern Trust Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, into the Corporation's previously filed Form S-8 Registration Statements File Nos. 33-22546, 33-47597, 33-51971, 33-63843, 333-00809, 333-25135, 333-
25283 and 333-35685; and the Corporation's previously filed Form S-3 Nos. 333-18951, 333-45203 and 333-25649.


                                                            ARTHUR ANDERSEN  LLP
Chicago, Illinois
March 13, 1998